EX-99.77O - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
            --------------------------------------------


Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From: Jefferies Quarterdeck, a division of Jefferies & Company, Inc.; Stifel, Nicolaus & Company, Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Friedman, Billings, Ramsey & Co., Inc.; Jefferies Quarterdeck, a division of Jefferies & Company, Inc.; Raymond James & Associates, Inc.; Stifel, Nicolaus & Company, Incorporated; Thomas Weisel Partners LLC

Name of Issuer:  AeroVironment, Inc.

Title of Security:  Common Stock

Date of First Offering:  01/23/2007

Dollar Amount Purchased:  $187,000

Number of Shares Purchased:  11,000

Price Per Unit:  $17.00

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:  Morgan Stanley & Co. Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Wachovia Capital Markets, LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.

Name of Issuer:  HFF, Inc.

Title of Security:  Class A Common Stock

Date of First Offering:  01/30/2007

Dollar Amount Purchased:  $207,000

Number of Shares Purchased:  11,500

Price Per Unit:  $18.00

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  Morgan Stanley & Co. Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Wachovia Capital Markets, LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.

Name of Issuer:  HFF, Inc.

Title of Security:  Class A Common Stock

Date of First Offering:  01/30/2007

Dollar Amount Purchased:  $4,368,222

Number of Shares Purchased:  242,679

Price Per Unit:  $18.00

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs Capital Growth Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; AGM Securities LLC; Allen & Company LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Janco Partners, Inc.

Name of Issuer:  National CineMedia, Inc.

Title of Security:  Common Stock

Date of First Offering:  02/07/2007

Dollar Amount Purchased:  $4,616,955

Number of Shares Purchased:  219,855

Price Per Unit:  $21.00

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; AGM Securities LLC; Allen & Company LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Janco Partners, Inc.

Name of Issuer:  National CineMedia, Inc.

Title of Security:  Common Stock

Date of First Offering:  02/07/2007

Dollar Amount Purchased:  $231,000

Number of Shares Purchased:  11,000

Price Per Unit:  $21.00

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From: Allen & Company LLC; Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; AGM Securities LLC; Allen & Company LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Janco Partners, Inc.

Name of Issuer:  National CineMedia, Inc.

Title of Security:  Common Stock

Date of First Offering:  02/07/2007

Dollar Amount Purchased:  $4,839,786

Number of Shares Purchased:  230,466

Price Per Unit:  $21.00

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------


Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From: Credit Suisse Securities (USA) LLC; D.A. Davidson & Co.; Pacific Crest Securities Inc.

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Piper Jaffray & Co.; D.A. Davidson & Co.; Pacific Crest Securities Inc.

Name of Issuer:  AMIS Holdings, Inc.

Title of Security:  Common Stock

Date of First Offering:  03/22/2007

Dollar Amount Purchased:  $3,280,545.25

Number of Shares Purchased:  305,167

Price Per Unit:  $10.75

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:

Names of Underwriting Syndicate Members:  Citigroup Global Markets Inc.; Credit
 Suisse Securities (USA) LLC; Lehman Brothers Inc.; Goldman, Sachs & Co.

Name of Issuer:  The Chubb Corporation

Title of Security: % Directly-Issued Subordinated Capital Securities (DISCS(SM)) due 2067

Date of First Offering:  03/26/2007

Dollar Amount Purchased:  $124,884

Number of Shares Purchased:  125,000

Price Per Unit:  $99.907

Resolution Approved:  Approved at the May 10, 2007 Board Meeting*.


-----------------

Name of Fund:  Goldman Sachs BRIC Fund

Name of Underwriter Purchased From:  Renaissance Capital

Names of Underwriting Syndicate Members: Citigroup; Deutsche; Goldman Sachs International; Renaissance Capital;

Name of Issuer:  VTB Bank

Title of Security:  Global Depositary Receipt

Date of First Offering:  05/11/2007

Dollar Amount Purchased:  $1,455,579.84USD

Number of Shares Purchased:  137,839

Price Per Unit:  $10.56USD

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Emerging Markets Equity Fund

Name of Underwriter Purchased From:  Renaissance Capital

Names of Underwriting Syndicate Members: Citigroup; Deutsche; Goldman Sachs International; Renaissance Capital;

Name of Issuer:  VTB Bank

Title of Security:  Global Depositary Receipt

Date of First Offering:  05/11/2007

Dollar Amount Purchased:  $5,867,083.20USD

Number of Shares Purchased:  555,595

Price Per Unit:  $10.56USD

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:

Names of Underwriting Syndicate Members:  Goldman, Sachs & Co.; Lehman Brothers
 Inc.; J.P. Morgan Securities Inc.; Credit Suisse Securities (USA) LLC; E*TRADE Securities LLC

Name of Issuer:  Evercore Partners Inc.

Title of Security:  Class A Common Stock

Date of First Offering:  05/17/2007

Dollar Amount Purchased:  $371,700

Number of Shares Purchased:  12,600

Price Per Unit:  $29.50

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Mid Cap Value Fund

Name of Underwriter Purchased From:  Deutsche Bank Securities Inc.

Names of Underwriting Syndicate Members: Deutsche Bank Securities Inc.; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; Calyon Securities (USA) Inc.; J.P. Morgan Securities Inc.; KBC Financial Products USA Inc.; Morgan Stanley & Co. Incorporated; Natexis Bleichroeder Inc.

Name of Issuer:  The Goodyear Tire & Rubber Company

Title of Security:  Common Stock

Date of First Offering:  05/17/2007

Dollar Amount Purchased:  $8,946,300

Number of Shares Purchased:  271,100

Price Per Unit:  $33.00

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From: Fox-Pitt, Kelton Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Banc of America Securities LLC; Citigroup Global Markets Inc.; Lehman Brothers Inc.; UBS Securities LLC; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.; William Blair & Company, L.L.C.; Calyon Securities (USA) Inc.; Dowling & Partners Securities, LLC; Fox-Pitt, Kelton Incorporated; HSBC Securities (USA) Inc.; Keefe, Bruyette & Woods, Inc.; Lazard Capital Markets LLC

Name of Issuer:  Security Capital Assurance Ltd

Title of Security:  Common Shares

Date of First Offering:  06/06/2007

Dollar Amount Purchased:  $8,642,831

Number of Shares Purchased:  278,801

Price Per Unit:  $31.00

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:  Lehman Brothers Inc.

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Thomas Weisel Partners LLC

Name of Issuer:  Infinera Corporation

Title of Security:  Common Stock

Date of First Offering:  06/06/2007

Dollar Amount Purchased:  $144,040

Number of Shares Purchased:  11,080

Price Per Unit:  $13.00

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From:

Names of Underwriting Syndicate Members: Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Thomas Weisel Partners LLC; RBC Capital Markets Corporation; C.E. Unterberg, Towbin, LLC; Pacific Crest Securities Inc.

Name of Issuer:  CommVault Systems, Inc.

Title of Security:  Common Stock

Date of First Offering:  06/13/2007

Dollar Amount Purchased:  $2,285,140

Number of Shares Purchased:  134,420

Price Per Unit:  $17.00

Resolution Approved:  Approved at the August 8, 2007 Board Meeting**.


-----------------

Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From: Merrill Lynch, Pierce, Fenner & Smith Incorporated

Names of Underwriting Syndicate Members:  Goldman, Sachs & Co., Merrill Lynch &
 Co., Piper Jaffray & Co., Craig-Hallum Capital Group LLC

Name of Issuer:  Dolan Media Company

Title of Security:  Common Stock

Date of First Offering:  08/01/2007

Dollar Amount Purchased:  $2,086,419.50

Number of Shares Purchased:  143,891

Price Per Unit:  $14.50

Resolution Approved:  To be approved at the November 8, 2007 Board Meeting***.



-----------------
Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Cowen and Company, LLC; Piper Jaffray & Co.; Banc of America Securities LLC; Deutsche Bank Securities Inc.; Lazard Capital Markets LLC; ThinkEquity Partners LLC

Name of Issuer:  First Solar, Inc.

Title of Security:  Common Stock

Date of First Offering:  08/09/2007

Dollar Amount Purchased:  $9,318,170

Number of Shares Purchased:  98,086

Price Per Unit:  $95.00

Resolution Approved:  To be approved at the November 8, 20076 Board Meeting***.




*Resolution adopted at the Meeting of the Board of Trustees on May 10, 2007:

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2007 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


**Resolution adopted at the Meeting of the Board of Trustees on August 8, 2007:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended June 30, 2007 by the Goldman Sachs Trust on behalf of the Fixed Income, Equity, Money Market and Specialty Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

***Proposed resolution to be adopted at the Meeting of the Board of Trustees on November 8,2007:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended September 30, 2007 by the Goldman Sachs Trust on behalf of the Fixed Income, Equity, Money Market and Specialty Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.